                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): July 17, 1997


                                PERCEPTRON, INC.
           (Exact Name of registrant as specified in its charter)


                                    MICHIGAN
               (State or other jurisdiction of incorporation)



         0-20206                                       38-2381442
(Commission File Number)                     (IRS Employer Identification No.)




                              47827 Halyard Drive
                         Plymouth, Michigan  48170-2461
                                 (313) 414-6100
            (Address of principal executive offices)  (Zip Code)

     Registrant's telephone number, including area code:  (313) 414-6100

ITEM 5.  OTHER EVENTS

I.       ACQUISITION OF TRIDENT SYSTEMS INC. AND NANOOSE SYSTEMS CORPORATION

         On April 30, 1997, Perceptron, Inc. (the "Company") consummated its acquisitions of Trident Systems Inc. (Trident) and Nanoose Systems Corporation (Nanoose) through the mergers with wholly owned subsidiaries of the Company for aggregate consideration consisting of 219,962 and 89,820 shares respectively of Common Stock of the Company. The transactions were accounted for as poolings-of-interest.

         Trident is a full-service systems integrator for the solid woods sector of the forest and wood products industry, providing applications that address a wide spectrum of mill processes.

         Trident purchases TriCam and LASAR-based systems from the Company for integration into systems sold by Trident to the forest and wood products industry.

         Nanoose, based in British Columbia, Canada, is a software design and engineering company, specializing in industrial scanning and optimization systems. Optimization software written by Nanoose is an important element of the systems sold by Trident to the forest and wood products industry. This software accepts scanner information from the Company's TriCam and LASAR systems.

         The following are the supplemental consolidated balance sheets of Perceptron, Inc. and its subsidiaries, including Trident and Nanoose, as of December 31, 1996 and December 31, 1995 and the related supplemental consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996, together with the report of independent accountants relating thereto. See Note 1 to Notes to Supplemental Consolidated Financial Statements.

                        [COOPERS & LYBRAND LETTERHEAD]


                      REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Perceptron, Inc.:


We have audited the supplemental consolidated balance sheets of Perceptron, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related supplemental consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The supplemental combined financial statements give retroactive effect to the acquisitions by Perceptron, Inc. of Trident Systems, Inc. and Nanoose Systems Corporation, to be accounted for as poolings of interests as described in Note
1 to the supplemental consolidated financial statements. Generally accepted accounting principles prescribe giving effect to consummated business combinations accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they become the historical consolidated financial statements of Perceptron, Inc. and subsidiaries after financial statements covering the date of consummation of the business combinations are issued.

In our opinion, the financial statements referred to above present fairly, in all material respects, the supplemental consolidated financial position of Perceptron, Inc. and subsidiaries at December 31, 1996 and 1995, and the supplemental consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combinations.



/s/ Coopers & Lybrand LLP

Detroit, Michigan
January 31, 1997

                       PERCEPTRON, INC. AND SUBSIDIARIES
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS


                                                                                             December 31,
                                                                                     --------------------------
                                                                                        1996             1995
                                                                                     --------------------------

ASSETS

         Current assets:
             Cash and cash equivalents                                                $ 14,924,000     $ 15,442,000
             Accounts receivable, net of reserves of $108,000 and $35,000               22,750,000       15,689,000
             Inventories, net of reserves of $860,000 and $670,000                       7,176,000        5,038,000
             Income tax receivables                                                      2,103,000              ---
             Prepaid expenses and deferred tax asset                                     2,500,000        2,918,000
                                                                                      ------------     ------------
                   Total current assets                                                 49,453,000       39,087,000
                                                                                      ------------     ------------

         Property and equipment:
             Construction in progress                                                    6,202,000              ---
             Machinery and equipment                                                     4,986,000        8,617,000
             Furniture and fixtures                                                        376,000          589,000
             Leasehold improvements                                                         12,000          107,000
                                                                                      ------------     ------------
                                                                                        11,576,000        9,313,000
             Less:  Accumulated depreciation and amortization                           (1,925,000)      (6,398,000)
                                                                                      ------------     ------------
                   Net property and equipment                                            9,651,000        2,915,000

         Intangible assets                                                               2,352,000           15,000
                                                                                      ------------     ------------

                   Total assets                                                       $ 61,456,000     $ 42,017,000
                                                                                      ============     ============

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

         Current liabilities:
             Due to bank                                                                   980,000          200,000
             Accounts payable                                                            4,892,000        2,588,000
             Accrued payables                                                            6,223,000        5,896,000
             Accrued compensation and stock option expense                               2,914,000        2,284,000
                                                                                      ------------     ------------

                   Total current liabilities                                            15,009,000       10,968,000
                                                                                      ------------     ------------


         Shareholders' equity:
             Preferred Stock, no par value, 1,000,000 shares authorized,
               none issued                                                                       0                0
             Common Stock, $0.01 par value; 19,000,000 shares authorized,
               7,950,000 and 7,420,000 issued and outstanding at
               December 31, 1996 and 1995, respectively                                     80,000           74,000
             Cumulative translation adjustments                                           (929,000)        (474,000)
             Additional paid-in capital                                                 39,560,000       30,863,000
             Retained earnings                                                           7,736,000          586,000
                                                                                      ------------     ------------
                                                                                      $ 46,447,000     $ 31,049,000
                                                                                      ------------     ------------

                   Total liabilities and shareholders' equity                         $ 61,456,000     $ 42,017,000
                                                                                      ============     ============



 The accompanying notes are an integral part of the supplemental consolidated financial statements.

                       PERCEPTRON, INC. AND SUBSIDIARIES
                 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME


                                                                           Years Ended December 31,
                                                        -----------------------------------------------------------
                                                          1996                        1995                   1994
                                                        -------                     -------                 -------

Net sales                                                $   58,975,000              $   43,154,000         $   33,224,000

Cost of sales                                                23,608,000                  16,970,000             13,976,000

                                                         --------------              --------------         --------------
         Gross profit                                        35,367,000                  26,184,000             19,248,000
                                                         --------------              --------------         --------------

Selling, general and administrative expense                  15,369,000                  11,672,000              8,799,000

Engineering, research and development expense                 7,294,000                   5,436,000              4,403,000

Non-cash stock compensation expense                           3,202,000                   1,377,000                    ---

                                                         --------------              --------------         --------------
         Income from operations                               9,502,000                   7,699,000              6,046,000
                                                         --------------              --------------         --------------

Interest income, net                                            743,000                     528,000                133,000
                                                         --------------              --------------         --------------

Net income before provision for income taxes                 10,245,000                   8,227,000              6,179,000

Provision for income taxes                                    3,095,000                    (264,000)                   ---

                                                         --------------              --------------         --------------
         Net income                                      $    7,150,000              $    8,491,000         $    6,179,000
                                                         ==============              ==============         ==============

Net income per weighted average share                    $          .86              $         1.07         $          .80
                                                         ==============              ==============         ==============

Weighted average common and
         common equivalent shares                             8,333,171                   7,954,659              7,695,255
                                                         ==============              ==============         ==============





 The accompanying notes are an integral part of the supplemental consolidated financial statements.

                       PERCEPTRON, INC. AND SUBSIDIARIES
          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

              for the years ended December 31, 1994, 1995 and 1996


                                                                      Cumulative
                                                                        Foreign
                                                 Common Stock          Currency      Additional       Retained         Total
                                                 ------------         Translation      Paid-In        Earnings       Shareholders'
                                             Shares        Amount    Adjustments       Capital        (Deficit)         Equity
                                             ------        ------    ------------    ----------       ---------      -------------
Balances, January 1, 1994                    6,538,386   $  65,000     $ (366,000)     $ 28,105,000    ($ 14,084,000)  $ 13,720,000

          Stock options exercised, net
          of shares tendered                   538,708       6,000                          513,000                         519,000

         Translation adjustment on
              investment in foreign
              subsidiaries                                                (72,000)                                          (72,000)

         Net Income                                                                                        6,179,000      6,179,000

                                             ---------   ---------     ----------      ------------    -------------   ------------
Balances, December 31, 1994                  7,077,094   $  71,000     $ (438,000)     $ 28,618,000    $  (7,905,000)  $ 20,346,000
                                             ---------   ---------     ----------      ------------    -------------   ------------
          Stock options exercised,
          net of shares tendered               342,560       3,000                          591,000                         594,000

         Tax benefit of non-qualified stock                                                 150,000                         150,000
             options exercised

         Previously recorded stock option
             compensation expense attributable
             to options exercised                                                           127,000                         127,000

         Non-cash stock compensation expense
             attributable to options exercised                                            1,377,000                       1,377,000

         Translation adjustment on investment
             in foreign subsidiaries                                      (36,000)                                          (36,000)

         Net Income                                                                                        8,491,000      8,491,000

                                             ---------   ---------     ----------      ------------    -------------   ------------

Balances, December 31, 1995                  7,419,654   $  74,000     $ (474,000)      $30,863,000        $ 586,000    $31,049,000
                                             =========   =========     ==========      ============    =============   ============

         Shares issued for intangible assets    82,510       1,000                        2,299,000                       2,300,000

         Stock options exercised, net of
         shares tendered                       447,278       5,000                        2,062,000                       2,067,000

         Tax benefit of non-qualified stock
              options exercised                                                             600,000                         600,000

         Previously recorded stock option
              compensation attributable
              to options exercised                                                          534,000                         534,000

         Non-cash compensation expense
             attributable to options
             exercised                                                                    3,202,000                       3,202,000

         Translation adjustment on
         investment in foreign subsidiaries                              (455,000)                                         (455,000)

         Net income                                                                                        7,150,000      7,150,000
                                             ---------   ---------     ----------      ------------    -------------   ------------
         Balances, December 31, 1996         7,949,442      80,000       (929,000)       39,560,000        7,736,000     46,447,000
                                             =========   =========     ==========      ============    =============   ============

        The accompanying notes are an integral part of the supplemental consolidated financial statements.

                       PERCEPTRON, INC. AND SUBSIDIARIES
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                  Years Ended December 31,
                                                                    ----------------------------------------------------
                                                                         1996             1995              1994
                                                                    --------------    -------------    -----------------
Cash flows from operating activities:
     Net income                                                     $  7,150,000      $  8,491,000       $   6,179,000


     Adjustments to reconcile net income to net
       cash provided by (used in) operating activities:
          Depreciation and amortization                                  904,000           854,000             506,000
          Disposal of fixed assets                                       293,000               ---             134,000
          Non-cash stock compensation expense                          3,202,000         1,377,000                 ---
          Changes in operating assets and liabilities:
            Accounts receivable and income
              tax receivable                                          (9,996,000)       (3,387,000)         (3,361,000)
            Inventories                                               (2,138,000)       (1,496,000)         (1,166,000)
            Prepaid expenses and deferred tax asset                      510,000        (2,393,000)           (270,000)
            Accounts payable                                             588,000         1,201,000             370,000
            Accrued expenses                                           1,396,000         4,679,000           2,196,000
                                                                    ------------      ------------       -------------
                Total adjustments                                     (5,241,000)          835,000          (1,591,000)
                                                                    ------------      ------------       -------------
            Net cash provided by operating activities                  1,909,000         9,326,000           4,588,000
                                                                    ------------      ------------       -------------
Cash flows (used in) investing activities:
         Capital expenditures                                         (5,703,000)       (2,415,000)           (992,000)
                                                                    ------------      ------------       -------------
            Net cash (used in) investing activities                   (5,703,000)       (2,415,000)           (992,000)
                                                                    ------------      ------------       -------------
Cash flows from financing activities:
       Principal payments under capital leases                                -0-          (94,000)           (103,000)
       Proceeds from issuance of short-term debt                         980,000           200,000             709,000
       Principal payments on short-term debt                            (200,000)         (422,000)           (287,000)
       Proceeds from the exercise of stock options                     2,071,000           594,000             519,000
       Tax benefit of non-qualified options exercised                    600,000           150,000                 ---
                                                                    ------------      ------------       -------------

         Net cash provided by financing activities                     3,451,000           428,000             838,000
                                                                    ------------      ------------       -------------

Effect of exchange rates on cash and cash equivalents                   (175,000)           62,000              36,000
                                                                    ------------      ------------       -------------

       Net increase/(decrease) in cash and cash equivalents             (518,000)        7,401,000           4,470,000

       Cash and cash equivalents, beginning of year                   15,442,000         8,041,000           3,571,000

                                                                    ------------      ------------       -------------
       Cash and cash equivalents, end of year                       $ 14,924,000      $ 15,442,000       $   8,041,000
                                                                    ============      ============       =============
Supplemental disclosure of cash flow information:

       Cash paid during the year for interest expense               $     24,000      $     45,000       $      30,000
                                                                    ============      ============       =============

       Cash paid during the year for income taxes                   $  2,711,000      $    318,000       $     213,000
                                                                    ============      ============       =============
Non-cash transactions:

       Equipment acquired under capital leases                      $          0      $    128,000       $     101,000
       Previously recorded compensation expense
          attributable to options exercised                              534,000           127,000                   0
       Intangible assets acquired for stock                            2,300,000                 0                   0


 The accompanying notes are an integral part of the supplemental consolidated financial statements

                       PERCEPTRON, INC. AND SUBSIDIARIES
           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

OPERATIONS

         Perceptron, Inc. and its wholly-owned subsidiaries (collectively, the "Company") are involved in the design, development, manufacture, and marketing of machine vision systems which are used primarily in the automotive industry, and to a lesser extent, in other industries.

BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

         The supplemental consolidated financial statements of the Company have been prepared to give retroactive affect to the acquisition by the Company of Trident Systems Inc. ("Trident") and Nanoose Systems Corporation ("Nanoose") which acquisition was consummated on April 30, 1997. The acquisitions are being accounted for as poolings-of-interest. Generally accepted accounting principals proscribe giving the effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combination are issued.

         On February 3, 1997, the Company consummated its acquisition of Autospect, Inc. ("Autospect") through the merger of a wholly owned subsidiary of the Company with and into Autospect for aggregate consideration consisting of 387,093 shares of Common Stock of the Company. The transaction was accounted for as a pooling of interests. As of and for the year ended December 31, 1996, Autospect's revenues, net income and net assets were approximately
$4 million, $.5 million and $1.3 million respectively.

         The supplemental consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

CURRENCY TRANSLATION

         The financial statements of the Company's wholly-owned foreign subsidiaries have been translated in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, with the functional currency being the local currency in the foreign country. Under this standard, translation adjustments are accumulated in a separate component of shareholders' equity. Gains and losses on foreign currency transactions are included in the consolidated statement of income.

CONCENTRATION OF CREDIT RISK

         The Company markets and sells its products primarily to automotive assembly companies and to system integrators or original equipment manufacturers, who in turn sell to automotive assembly companies. The Company's accounts receivable are principally from a small number of large customers. The Company performs ongoing credit evaluations of its customers. To date, the Company has not experienced any significant losses related to the collection of accounts receivable.

         A significant portion of the Company's cash and cash equivalents were with one bank as of December 31, 1996.

ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVENTORIES

         Inventories are stated at the lower of cost or market. The cost of inventories is determined by the first-in, first-out (FIFO) method. Inventories, net of reserves, are comprised of the following:

                                                                            December 31,
                                                            ---------------------------------------
                                                            1996                               1995
                                                            ----                               ----

      Component parts                                    $   4,627,000                    $   3,419,000
      Work in process                                        1,829,000                        1,044,000
      Finished goods                                           720,000                          575,000
                                                         -------------                    -------------
           Total                                         $   7,176,000                    $   5,038,000
                                                         =============                    =============

PROPERTY AND EQUIPMENT

         Property and equipment is recorded at cost. Depreciation related to machinery and equipment and furniture and fixtures is primarily computed on a straight-line basis over estimated useful lives ranging from three to ten years. Leasehold improvements are amortized over the term of the lease or estimated useful life, whichever is shorter. Intangible assets recorded in 1996 will be amortized over approximately 5 years.

         When properties are retired, the costs of such properties and related accumulated depreciation or amortization are eliminated from the respective accounts, and the resulting gain or loss is reflected in the consolidated statement of income.

REVENUE RECOGNITION

         The Company's products are generally configured to customer specifications. Certain customers may require a demonstration of the system prior to shipment. At the time of satisfactory demonstration, a written customer acceptance is completed. Revenue is recognized upon the earlier of written customer acceptance or shipment of the product to the customer.

RESEARCH AND DEVELOPMENT

         Research and development costs, including software development costs, are expensed as incurred.

NET INCOME PER SHARE

         Net income per common and common equivalent share is calculated based upon the weighted average number of shares of Common Stock outstanding, adjusted for the dilutive effect of stock options and warrants, using the treasury stock method. The dilutive effect of convertible shares held by a minority shareholder of a foreign subsidiary has also been included in the calculation of net income per share up to June 23, 1994, at which time these shares were converted into Common Stock of the Company.

CASH AND CASH EQUIVALENTS

         In accordance with SFAS No. 95, the Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents. Fair value approximates carrying value because of the short maturity of the cash equivalents.

IMPAIRMENT OF LONG-LIVED ASSETS AND CERTAIN IDENTIFIABLE INTANGIBLES

         The Company adopted Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," as of January 1, 1996. The effect of adopting this standard was not material.

         The Company evaluates the carrying value of long-lived assets and long-lived assets to be disposed of for potential impairment on an ongoing basis. The Company considers projected future operating results, trends and other circumstances in making such estimates and evaluations.

NON-CASH STOCK COMPENSATION EXPENSE

         Beginning in late 1994, some participants in the Company's stock option plan have used Perceptron stock options to pay the exercise price of stock options issued under the plan. The Company was recently advised by its independent accounting firm that generally accepted accounting principles require the recording of a non-cash compensation expense relating to certain option exercises during 1996 and 1995.

         The Company has restated its 1995 financial statements to record non-cash stock compensation expense, net of taxes, of $895,000.

3.       CREDIT FACILITY:

         At December 31, 1996 the Company has unsecured credit facilities totaling $5.8 million U.S. and 1.0 million DM. These facilities may be used to finance working capital needs and equipment purchases or capital leases. Under the principal facility, any borrowings for working capital needs will bear interest at the bank's prime rate (8.25% as of December 31, 1996); any borrowings to finance equipment purchases will bear interest at the bank's prime rate plus 1/2%. The Company's principal credit facilities expire on May 31, 1997 unless canceled earlier by the Company or the bank. A portion of the credit facilities are subject to a borrowing formula based on eligible accounts receivables. In June 1997, the Company renewed the Company's principal credit facilities. At December 31, 1996, borrowings under a portion of the facilities, by Autospect and Trident, were collateralized by substantially all of the assets of Autospect and Trident, in the amounts of $830,000 and $150,000.

         The principal credit facility requires the Company to maintain a minimum amount of tangible net worth and a minimum debt to tangible net worth ratio. The agreement also prohibits the Company from paying dividends, acquiring or retiring any of its capital stock, or incurring any other debt, liens, or guarantying any third party debt.

4.       LEASES:

The following is a summary, as of December 31, 1996, of the future minimum annual lease payments required under the Company's real estate and other operating leases having initial or remaining noncancelable terms in excess of one year:

 Year                                                Operating          Capital
 ----                                               ----------       ----------
 1997                                               $  278,000       $   44,000
 1998                                                  244,000           27,000
 1999                                                  129,000           12,000
 2000                                                  123,000            2,000
 2001                                                  124,000              ---
                                                    ----------       ----------
 Total minimum lease payments                       $  898,000       $   85,000
                                                    ==========       ==========
 Less amount representing interest                                   $    8,000
                                                                     ----------
 Present value of net minimum lease  payments                        $   77,000
                                                                     ==========

         Rental expense for operating leases in 1996,1995 and 1994 was $480,000, $484,000 and $466,000, respectively.

         Depreciation of the assets recorded under capital assets is included in depreciation expense. The net book value of the leased assets included in property and equipment at December 31, 1996 was $72,000.

5.       COMMITMENTS AND OTHER:

         The Company has committed to provide funding in the amount of $50,000 to a university in conjunction with research in manufacturing methods utilizing the Company's products and technology. At December 31, 1996, the Company had funded $25,000 of its commitment for the university's fiscal year ended
June 30, 1997.

         In 1993, the Company was awarded a $1.22 million NIST-ATP grant from the United States Department of Commerce for software development related to high-speed image processing techniques for three-dimensional machine vision systems. This grant, now completed, provided the Company $0.4 million in 1994, $0.6 million in 1995, and $0.2 million in 1996. The Company includes all development costs incurred internally and subcontracted to an independent research organization and to a university in engineering, research and development expense, and offsets these costs with any reimbursements due from NIST. Work under this grant has supplied the Company with a substantial repertoire of widely usable and tested machine vision algorithm components for use with its TriCam and LASAR products.

         In late 1995, Autospect received a $1.8 million NIST grant which will provide funding of $600,000 per year over three years for development of a system to measure the thickness of wet film (e.g. paint). Prototype testing of this system has begun. During 1996 Autospect received revenue reimbursements of $0.4 million which offset the related cost.

         The Company uses, from time to time, a limited hedging program to minimize the impact of foreign currency fluctuations. As the Company exports product, it generally enters into limited hedging transactions relating to the accounts receivable arising as a result of such shipment. These transactions involve the use of forward contracts. At December 31, 1996, the Company had no forward contracts outstanding.

6.       SHAREHOLDERS EQUITY:

           - Convertible Equity of Subsidiary

         On June 23, 1994, the owner of a minority interest in the Company's European subsidiary converted its equity interest in this subsidiary into 197,802 shares of Common Stock of the Company.

           - Stock options

         The Company maintains 1983 and 1992 Stock Option Plans covering substantially all company employees and certain other key persons. These Plans are administered by a committee of the Board of Directors. Activity under these Plans is shown in the following table:

                                                       1996                         1995                        1994

                                                          Weighted                       Weighted                    Weighted
                                                           Average                        Average                     Average
                                                          Exercise                       Exercise                    Exercise
                                              Shares        Price       Shares             Price        Shares         Price
Shares subject to option
Outstanding at beginning of period          1,060,943     $  8.26      1,318,740          $ 5.85       1,466,883       $ 4.35
New grants (based on fair value of
  Common Stock at dates of grant)             339,300       25.24        236,350           14.93         253,323        10.08
Exercised*                                   (430,129)       6.07       (353,944)           3.81        (355,333)        2.47
Terminated and expired                        (16,603)       9.90       (140,203)           7.93         (46,133)        7.63
Outstanding at end of Period**                953,511       15.22      1,060,943            8.26       1,318,740         5.85
Outstanding but not exercisable               799,224       16.35        829,205            8.29       1,094,106         5.88
  Exercisable at end of period                154,287        9.36        231,738            8.13         224,634         5.71

* Exercised at option prices ranging from $.23 to $21.87 during 1996, $.23 to $11.92 during 1995, and $.23 to $7.33 during 1994

**  All outstanding shares at December 31, 1996 are under the 1992 Plan.

         The following table summarizes information about stock options at December 31, 1996:

                                       Outstanding Stock Options                  Exercisable Stock Options
                         --------------------------------------------------   -------------------------------
                                         Weighted-Average
     Range of                               Remaining      Weighted-Average                 Weighted-Average
 Exercise Prices         Shares          Contractual Life   Exercise Price      Shares       Exercise Price
-------------------------------------------------------------------------------------------------------------
$  3.00  to $ 10.00     358,132               6.7 years         $  6.25        108,703          $  6.60
$ 10.01  to $ 20.00     198,553               8.1 years         $ 12.29         31,271          $ 12.92
$ 20.01  to $ 30.00     322,875               9.2 years         $ 24.30         14,313          $ 22.48
$ 30.01  to $ 40.00      73,951               9.6 years         $ 36.02              0          $  0
-------------------------------------------------------------------------------------------------------------
$  3.00  to $ 40.00     953,511               8.1 years         $ 15.22        154,287          $  9.36
-------------------------------------------------------------------------------------------------------------

         Options outstanding under these Plans generally become exercisable at 25 percent per year beginning one year after the date of the grant and expire five to ten years after the date of the grant. At December 31, 1996, options covering 154,287 shares were exercisable and options covering 174,983 shares were available for future grants under these plans.

         The Company also maintains a Director Stock Option Plan covering all non-employee directors. This Plan is administered by a committee of the Board of Directors.

                                                        1996                        1995
                                                              Weighted                       Weighted
                                                               Average                        Average
                                                              Exercise                       Exercise
                                               Shares           Price       Shares             Price
Shares subject to option
Outstanding at beginning of period              60,000         $ 12.58
New grants                                      64,500         $ 30.75         60,000           $ 12.58
Terminated and expired                         (16,500)        $ 13.55              0
Outstanding at end of period                   108,000         $ 23.28         60,000           $ 12.58
Outstanding but not exercisable                 63,000         $ 30.75         60,000           $ 12.58
  Exercisable at end of period                  45,000         $ 12.58              0

         At December 31, 1996, the weighted-average remaining exercise period relating to the outstanding options was approximately 8.6 years.

         Each non-employee director at the date the Director Stock Option Plan was adopted received, and each non-employee director as of the date they are first elected to the Board of Directors will receive, an option to purchase 15,000 shares of Common Stock (the "Initial Option"). Initial Options become exercisable in full on the first anniversary of the day of the grant. In addition, each non-employee director who has been a director for six months before the date of each Annual Meeting of Shareholders automatically will be granted, as of the date of such Annual Meeting, an option to purchase an additional 1,500 shares of Common Stock. These Annual Options become exercisable in three annual increments of 33 1/3% of the shares subject to the option, and expire ten years from the date of the grant. At December 31, 1996, 45,000 of these options were exercisable and options covering 67,500 shares were available for future grants under this plan.

         The estimated fair value as of the date options were granted in 1996 and 1995, using the Black-Scholes option-pricing model was as follows:

                                                                   1996                  1995

Weighted average estimated fair
    value per share of options granted
    during the year                                                $   16.55             $    12.33

Assumptions:
    Amortized dividend yield                                             -                      -
    Common Stock price volatility                                      57.94%                 57.94%
    Risk-free rate of return                                            5.78%                  6.46%
    Expected option term (in years)                                        6                      6

         The Company adopted the disclosure requirements of Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," effective with the 1996 financial statements, but elected to continue to measure compensation cost using the intrinsic value method, in accordance with APB Opinion No. APB 25 ("APB 25"), "Accounting for Stock Issued to Employees." Accordingly, compensation cost for stock options has been recognized under the provisions of APB 25. If compensation cost had been determined based on the estimated fair value of options granted in 1996 and 1995, consistent with the methodology in SFAS 123, the Company's net income and income per share would have been adjusted to the proforma amount indicated below:

                                                                                        1996              1995
                     Net income     ..As reported                                        $  7,150,000      $   8,491,000
                                    ..Pro forma                                             4,051,000          7,625,000

                     Primary earnings per share         ..As reported                    $        .86      $        1.07
                                                        ..Pro forma                      $        .49      $         .96



         The Company granted warrants to an independent research institute to purchase 30,000 shares of Common Stock, 15,000 which were exercised in 1996 and 15,000 of which expire in 1998. The exercise price of these warrants is $11.17 per share.

7.       401K PLAN:

         The Company has 401(k) tax deferred savings plans that cover all eligible employees. The Company may make discretionary contributions to the plan. The Company's contributions to the plan during 1996, 1995 and 1994 were $292,000, $181,000, and $124,000, respectively.

8.       INCOME TAXES:

         The income tax provision reflected in the statement of income consists of the following for the years ending December 31, 1996 and 1995:

                                                                                       1996               1995
                                                                                     --------           ---------

             Current provision:
                 U.S. federal                                                      $ 1,184,000        $    272,000
                 Foreign                                                             1,136,000           1,446,000
             Deferred taxes                                                            775,000          (1,500,000)
             Tax benefit attributable to non-cash stock compensation                         0            (482,000)
                                                                                     ---------          ----------
                    Total provision                                                  3,095,000            (264,000)
                                                                                     =========          ==========

         The Company's deferred tax assets are substantially represented by the tax benefit of minimum tax credits, investment tax credits, research activities credits, and general business credits carry forwards. The components of deferred tax assets as of December 31, 1996 and 1995 were as follows:

                                                                                      1996               1995
                                                                                     -------           ---------

Net operating loss carry forwards                                                 $        0         $ 1,200,000
Minimum tax credits                                                                  400,000             300,000
Investment tax credits                                                               100,000             100,000
Research activities and general business credits                                     600,000             800,000
Other                                                                                465,000                 ---
                                                                                   ---------           ---------
         Subtotal                                                                  1,565,000           2,400,000
         Valuation reserve                                                                 0            (200,000)
                                                                                   ---------           ---------
         Deferred tax asset                                                       $1,565,000         $ 2,200,000
                                                                                   =========           =========

         With the exception of the minimum tax credits, which have an indefinite carryforward period, the credits giving rise to the deferred tax assets will expire, if unused, at various dates from 1998 through 2008.

         Rate reconciliation:                                                         1996               1995
                                                                                      ----               ----
         Provision at U.S. statutory rate                                              34%                34%
         Recognition of net operating loss carryforwards and other credits              2%               (37%)
         Net effect of taxes on foreign activities                                     (4%)               20%
         Change in valuation allowance                                                 (2%)              (20%)
                                                                                      ----               ----
                                                                                       30%                (3%)
                                                                                      ====               ====

         As a result of available net operating losses, there was no provision for income tax in 1994.

9.       INFORMATION ABOUT MAJOR CUSTOMERS:

         The Company sells its products directly to both domestic and international automotive assembly companies. For the year ended December 31, 1996, the Company derived 46% of its net sales from three such customers, one of which was a shareholder until October 1994, when this customer sold their shares. The Company also sells to system integrators or original equipment manufacturers ("integrators"), who in turn sell to those same automotive companies. For the year ended December 31, 1996, 16% of net sales were to integrators, where those products were for the benefit of the same three automotive assembly companies. In 1996, sales by the Company to each of these three customers exceeded 12% of the Company's net sales. During 1995, 34% of total net sales was derived from three domestic automotive companies, and 26% from sales by integrators to such companies. In 1995, sales by the Company to each of these three customers exceeded 7% of the Company's net sales. During 1994, 32% of net sales were derived from three automotive companies and 44% from sales by integrators to such companies. In 1994, sales by the Company to each of these three companies exceeded 9% of the Company's net sales.

10.      CONTINGENCIES:

         The Company may, from time to time, be subject to legal proceedings and claims. Litigation involves many uncertainties. Management is currently unaware of any significant pending litigation affecting the Company, other than the indemnification matter and the complaint discussed in the following paragraphs.

         The Company has been informed that certain of its customers have received allegations of possible patent infringement involving processes and methods used in the Company's products. One such customer is currently engaged in litigation relating to such matter. This customer has notified various companies from which it has purchased such equipment, including the Company, that it expects the suppliers of such equipment to indemnify such customer, on a pro-rata basis, for expenses and damages, if any, incurred in this matter. Management believes, however, that the processes used in the Company's products were independently developed without utilizing any previously patented process or technology. Because of the uncertainty surrounding the nature of any possible infringement and the validity of any such claim or any possible customer claim for indemnity, it is not possible to estimate the ultimate effect, if any, of this matter on the company's financial position.

11.      FOREIGN OPERATIONS:

         The Company operates in three primary geographic areas: North America, Europe and Asia. Geographical area data is as follows ($000):

                                                                  Years ended December 31,
                                                        --------------------------------------------
                                                            1996             1995             1994
                                                            ----             ----             ----
Net sales:
         North America*                                 $   53,217       $   32,762       $   30,730
         Europe and Asia                                    12,744           13,049            3,606
         Intercompany Sales                                 (6,986)          (2,657)          (1,112)
                                                        ----------       ----------       ----------

                 Total Net Sales                        $   58,975       $   43,154       $   33,224
                                                        ==========       ==========       ==========

Income from operations:
         North America*                                 $    4,905       $    1,945       $    5,839
         Europe and Asia                                     4,597            5,754              207
                                                        ----------       ----------       ----------

                 Total Income from Operations           $    9,502       $    7,699       $    6,046
                                                        ==========       ==========       ==========

Identifiable assets at December 31:
         North America*                                 $   48,959       $   34,244       $   23,543
         Europe and Asia                                    12,497            7,773            2,298
                                                        ----------       ----------       ----------
                 Total Assets                           $   61,456       $   42,017       $   25,841
                                                        ==========       ==========       ==========

--------------
         * Includes intercompany amounts; intercompany sales prices are based on cost plus a transfer fee.

12.      SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED):

         Selected unaudited quarterly financial data for the years ended December 31, 1996 and 1995, are as follows ($000's except earnings per share):

                                                               Quarter ended
                                       --------------------------------------------------------------
1996                                      3-31             6-30             9-30              12-31
----                                   ---------        ---------        ---------          ---------
Net Sales                              $  10,117        $  13,823        $  15,008          $  20,027
Gross profit                               5,948            8,242            9,390             11,787
Net income                                   755              964            1,541              3,890
Earnings per share                     $     .09        $     .12        $     .18          $     .46
Weighted average shares                    8,165            8,374            8,377              8,403

                                          3-31             6-30             9-30              12-31
                                       ---------        ---------        ---------          ---------
1995
----
Net sales                               $  7,181        $  10,885        $  10,229          $  14,859
Gross profit                               4,375            6,420            6,305              9,084
Net income                                   902            2,262            1,246              4,081
Earnings per share                      $    .12        $     .29        $     .16          $     .50
Weighted average shares                    7,784            7,824            8,007              8,088

13.      INTANGIBLE ASSETS

         On November 26, 1996, the Company's German subsidiary acquired the assets of a division of HGV Vosseler GmbH ("Vosseler") engaged in the development and sale of non-contact three-dimensional measurement systems for aggregate consideration consisting of 82,150 shares of Common Stock and DM 300,000 and recorded $2.3 million in intangible assets relating to the acquisition.

ITEM 7  EXHIBITS

        11.    Computation of per share earnings

        23.    Consent of Experts

        27.    Financial Data Schedule

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          PERCEPTRON, INC.
                                             (Registrant)





                                    By:   /S/ Alfred A. Pease
                                          --------------------------------
                                          Alfred A. Pease, Chairman, President
                                          and Chief Executive Officer

                                          Date:  July 17, 1997

                               INDEX TO EXHIBITS



         11      Computation of per share earnings

         23      Consent of Experts

         27      Financial Data Schedule